Exhibit 32.1

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Sunstone Hotel Investors, Inc. (the “Company”), each hereby certifies that to his knowledge on the date hereof:

(a) The Form 10-Q of the Company for the quarter ended March 31, 2008, filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 8, 2008	/s/ Robert A. Alter
Robert A. Alter
Chief Executive Officer and Executive Chairman

Date: May 8, 2008	/s/ Kenneth E. Cruse
Kenneth E. Cruse
Chief Financial Officer